Exhibit 10.7

OTTER TAIL VALLEY RAILROAD COMPANY AND BNSF RAILWAY COMPANY

LEASE OF LAND FOR CONSTRUCTION/REHABILITATION OF TRACK

THIS LEASE OF LAND FOR CONSTRUCTION/REHABILITATION OF TRACK (“Lease”) is made as of the first day of October, 2006 (“Effective Date”), by and between BNSF RAILWAY COMPANY, a Delaware corporation (hereinafter called “BNSF”), Otter Tail Valley Railroad Company, Inc., a Minnesota corporation (hereinafter called “OTVR”), (hereinafter BNSF & OTVR together are called “Railroad”) and OTTER TAIL AG ENTERPRISES, a corporation, formed under the Laws (as hereinafter defined) of Minnesota, (hereinafter, whether one party or more, called “Industry”).

RECITALS

A.            Railroad owns or controls certain land situated at or near the railway station of Fergus Falls, County of Otter Tail, State of Minnesota, as described or shown on the print hereto attached, dated October 1, 2006, marked Exhibit “A”, and made a part of this Lease (“Premises”).

B.            Railroad and Industry intend to enter into that certain Industry Track Agreement (“Track Agreement”) dated effective April 1, 2007, relating to the operation and maintenance of that certain Railroad Track (as defined in the Track Agreement) and that certain Industry Track (as defined in the Track Agreement) (the Railroad Track and Industry Track to be collectively referred to herein as the “Track”) located on or near the Premises to serve the Plant (as defined in the Track Agreement).

C.            The parties desire to enter into this Lease to allow Industry to occupy the Premises for the construction of the Track and the performance of certain activities related to the Track.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

LEASE OF PREMISES

1.             (a)           Railroad hereby leases to Industry, subject to all rights, interests and estates of third parties, and upon the terms and conditions set forth below, the Premises for the Permitted Uses (as hereinafter defined).

(b)           In the event Industry requires access to and from the Premises by use of the Railroad Track or Railroad’s property adjacent to the Premises, Railroad hereby grants Industry a non-exclusive license and permission to enter upon Railroad’s property for such purpose. OTVR shall, at its sole discretion, designate the location or route to be used by Industry. For the purposes of this Lease, the designated access, whether specifically defined or not, is included in the definition of Premises.

PERMITTED USES

2.             Industry shall use the Premises exclusively as a site for: (i) the performance of Routine Activities (as hereinafter defined) and (ii) Major Construction (as hereinafter defined) related to the Track and for no other purposes (collectively, the “Permitted Uses”). Industry shall provide all relevant information to OTVR’s inquiries regarding the use or condition of the Premises. Railroad may enter the Premises at any time Railroad desires to inspect the Premises. For purposes of this Lease:

(a)           “Routine Activities” shall mean Industry’s normal maintenance and operation of the Track that does not include Major Construction. Routine Activities shall be deemed to include, but not be limited to, those normal maintenance and operating activities further described in the Track Agreement so long as such normal maintenance and operating activities described in the Track Agreement do not involve Major Construction.

(b)           “Major Construction” shall mean planning, designing, construction, erection, installation, modification, repair, maintenance, reconstruction, rehabilitation, reinstallation, removal, relocation or replacement of the Track that includes: (i) activities requiring the excavation of soil that would alter or disturb the Premises; (ii) activities requiring the use of heavy machinery within fifty (50) feet of the Track or upon the Premises; (iii) activities involving the Fouling (as hereinafter defined) of the Track; (iv) activities creating a significant risk of the Fouling of the Track; or (v) activities requiring the sheltering of the Industry’s Facilities (as hereinafter defined) or Equipment (as hereinafter defined) in shelters located closer than 25 feet from the nearest portion of the Track. In addition, the parties agree that all activities on the Premises prior to the Revenue Commencement Date (as hereinafter defined) shall be deemed to be “Major Construction”, even if such activities do not include activities described in (i), (ii), (iii), (iv) or (v) above.

(c)           “Revenue Commencement Date” shall mean the first date that initial construction/rehabilitation of the Track is complete to the point that railroad cars can operate over the Track.

Form 303; Rev. 01/20/05

(d)  “Fouling” or “Fouled” shall mean the existence, movement or placement of equipment and/or personnel on the Track or within twenty-five (25) feet vertically or laterally of the centerline of the Track, or any other activity which in Railroad’s sole opinion may interfere with any operations of Railroad.

TERM

3.             Unless earlier terminated as hereinafter provided, this Lease shall be in force for a term commencing on the Effective Date and shall automatically continue thereafter until terminated by either party giving to the other thirty (30) days’ written notice of its desire to terminate the Lease. Notwithstanding the foregoing, upon the expiration or earlier termination of the Track Agreement, Railroad may, in its sole discretion upon notice to Industry, immediately terminate this Lease.

RENTAL

4.             Industry shall pay to OTVR as rental for the Premises, in advance, an amount equal to four thousand two hundred dollars ($4,200.00) annually during the term of this Lease (“Base Rent”). Base Rent shall increase 3% annually during the term of the Lease. OTVR reserves the right to change rental rates as conditions warrant. Billing or acceptance by OTVR of any rental shall not imply a definite term or otherwise restrict either party from cancelling this Lease as provided herein. All rent or other monetary payments under this Lease from Industry to OTVR shall be delivered solely to the following address:

Otter Tail Valley Railroad
200 North Mill Street
Fergus Falls, MN 56537

Industry shall pay the Base Rent and all additional amounts when the same become due and payable without demand, set-off or deduction.

COMPLIANCE WITH LAWS AND RAILROAD REQUIREMENTS

5.             (a)           Industry shall be responsible for obtaining, without expense to Railroad, all necessary real property rights and public authority and permission, including applicable permits, for the maintenance and operation of the Premises, provided Industry obtains prior written consent from Railroad.

(b)           Industry has examined the Premises and accepts the condition thereof “AS IS”, and shall exercise its rights and fulfill its obligations under this Lease in full compliance with all laws, statutes, regulations, ordinances, orders, covenants, restrictions, or decisions of any court of competent jurisdiction (referred to herein as “Law” or “Laws”), including without limitation all Environmental Laws (as hereinafter defined), relating to the use of the Premises, Track, Facilities or Equipment.

(c)           Prior to entering the Premises, Industry shall and shall cause its contractor(s) to comply with all Railroad’s applicable safety rules and regulations. Prior to commencing any Major Construction or Routine Activities on the Premises, Industry shall complete and shall require its contractor(s) to complete the safety-training program at the Railroad’s Internet Website “http://contractororientation.com”. This training must be completed no more than one year in advance of Industry’s entry on the Premises.

(d)           Prior to any contractor of Industry entering the Premises, Industry shall cause each such contractor to enter into and comply with Railroad’s standard Contractor’s Right of Entry Agreement (“Right of Entry Agreement”) in the form attached hereto as Exhibit “D” and incorporated herein by this reference.

USE AND MAINTENANCE OF PREMISES

6.             (a)           Industry shall at all times, and at its sole risk and expense, maintain, or cause to be maintained, the Premises, Track and all Facilities and Equipment (if any) in a safe and satisfactory condition, in compliance with all applicable Laws and in a condition satisfactory to Railroad. Industry shall not cause, permit, commit, or maintain any waste or nuisance in, on or about the Premises.

(b)           Maintenance for the purpose of this Lease includes, but is not limited to, responsibility for providing proper drainage along the relevant portion of the Track and for keeping the Track free and clear of snow, ice, vegetation, structures, and other obstacles. Maintenance also includes, but is not limited to, responsibility for the maintenance of grade crossing warning devices, passive warning signs, stop signs, gates, fences, barriers, roadways and roadway construction, track drainage facilities, lighting, track signals and signal maintenance.

(c)           If Industry installs any gates or fencing across the Track, or a track scale, unloading pit, loading or unloading device, adjustable loading dock, warehouse door, or any other structure (collectively, “Facilities”) affecting the Track, Industry shall be solely responsible for assuring the safe and satisfactory condition of the same and shall not allow any Facilities to be a source of danger to the safe operation of the Track. Industry shall also be solely responsible for assuring the safe and satisfactory condition of all of Industry’s equipment touching, used in conjunction with or affecting the Track (“Equipment”) and shall not allow any Equipment to be a source of danger to the safe operation of the Track. Before utilizing or unloading any equipment spotted onto the Track, Industry shall inspect the same and all other Equipment and Facilities for the safety of persons working on or about these items to assure compliance with the foregoing.  Industry shall utilize all Facilities, Equipment and spotted equipment so as not to adversely affect the safe and efficient operation over the Track. Industry shall, among other things: keep any gates across the Track open whenever necessary, in OTVR’s sole judgment, to enable OTVR to safely and efficiently operate over the Track; keep unloading pits securely covered when not in actual use and at all times when the Track is being switched by OTVR; keep all doors firmly secured; and keep adjustable loading docks at warehouses securely fastened in an upright position when not in actual use and at all times when the Track is being switched by Railroad.

(d)           OTVR may require for safety purposes that Industry, at its sole cost and expense, provide flagmen, lights, traffic control devices, automatic warning devices, or any such safety measure that OTVR deems appropriate in connection with Industry’s use of the Premises for the Permitted Uses identified in Section 2 above. Industry shall reimburse OTVR within thirty (30) days of receipt of a bill rendered for all such costs expended by OTVR, including but not limited to the furnishing of Licensor’s Flagman and any vehicle rental costs incurred.  The cost of flagger services provided by the OTVR, when deemed necessary by the OTVR’s representative, will be borne by the Industry. The estimated cost for one (1) flagger is $350.00 for an eight (8) hour basic day with time and one-half or double time for overtime, rest days and holidays. The estimated cost for each flagger includes vacation allowance, paid holidays, Railroad and unemployment insurance, public liability and property damage insurance, health and welfare benefits, transportation, meals, lodging and supervision. Negotiations for Railway labor or collective bargaining agreements and rate changes authorized by appropriate Federal authorities may increase actual or estimated flagging rates. The flagging rate in effect at the time of performance by the Contractor hereunder will be used to calculate the actual costs of flagging pursuant to this paragraph.

(e)           Industry shall notify OTVR’s representative General Manager, at Fergus Falls, telephone (218) 736-6073, five (5) days prior to commencing any construction or rehabilitation of the Track on the Premises.

(f)            All alterations, additions, or betterments to the Premises, other than the rails and the ties, shall upon construction become the sole property of Railroad.

(g)           Industry agrees that Railroad shall not be required to furnish to Industry any water, light, power or any other services in connection with the use of the Premises.

(h)           Notwithstanding anything contained herein to the contrary, in the event of any conflict between the terms of this Lease and the Track Agreement with regard to the use and maintenance of the Premises, the most stringent provision or requirement applicable to Industry will control.

DEFINITION OF COST AND EXPENSE

7.             (a)           For the purposes of this Lease, “cost” or “costs” or “expense” or “expenses” includes, but is not limited to, actual labor and material costs including all assignable additives, and material and supply costs at current value where used.

(b)           All invoices are due thirty (30) days after the date of invoice. In the event that Industry shall fail to pay any monies due to OTVR within thirty (30) days after the invoice date, then Industry shall pay interest on such unpaid sum from thirty (30) days after its invoice date to the date of payment by Industry at an annual rate equal to (i) the greater of (a) for the period January 1 through June 30, the prime rate last published in The Wall Street Journal in the preceding December plus two and one-half percent (2 1/2%), and for the period July 1 through December 31, the prime rate last published in The Wall Street Journal in the preceding June plus two and one-half percent (2 1/2%), or (b) twelve percent (12%), or (ii) the maximum rate permitted by applicable Law, whichever is less.

RIGHT OF RAILROAD TO USE

8.             Railroad excepts and reserves the right, to be exercised by Railroad and any other parties who may obtain written permission or authority from Railroad:

(a)           to maintain, renew, use, operate, change, modify and relocate any existing pipe, power, communication lines and appurtenances and other facilities or structures of like character upon, over, under or across the Premises;

(b)           to construct, maintain, renew, use, operate, change, modify and relocate any tracks or additional facilities or structures upon, over, under or across the Premises; or

(c)           to use the Premises in any manner as the Railroad in its sole discretion deems appropriate; provided Railroad uses all commercially reasonably efforts to avoid material interference with the use of the Premises by Industry for the Permitted Uses specified in Section 2 above.

CLEARANCES

9.             (a)           Industry shall not place, permit to be placed, or allow to remain, any permanent or temporary material, structure, pole, container, storage vessel, above-ground or underground tank, or other obstruction within 81/2 feet laterally from the center (nine and one-half (9-1/2) feet on either side of the centerline of curved track) or within 24 feet vertically from the top of the rail of the Track (“Minimal Clearances”), provided that if any Law requires greater clearances than those provided for in this Section 9, then Industry shall strictly comply with such Law. However, lateral or vertical clearances which are less than the Minimal Clearances but are in compliance with applicable Laws will not be a violation of this Section 9, so long as Industry strictly complies with the terms of any such Law.

(b)           Railroad or Industry’s operation over the Track with Railroad’s knowledge of an unauthorized reduced clearance will not be a waiver of the covenants of Industry contained in this Section 9 or of Railroad’s right to recover and be indemnified and defended against such damages to property, or injury to or death of persons, that may result therefrom.

(c)           Industry shall not place or allow to be placed any freight car within 250 feet of either side of any at-grade crossings on the Premises.

INDEMNIFICATION

10.          (a)           The provisions of this Section 10 shall apply to Industry throughout the term of this Lease; provided, however, the provisions of Exhibit “B”, attached hereto and incorporated herein by this reference, shall also apply to Industry during: (i) all periods of Major Construction, to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.

(i)            INDUSTRY SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD RAILROAD AND RAILROAD’S AFFILIATED COMPANIES, PARTNERS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITIES, FINES, PENALTIES, COSTS, DAMAGES, LOSSES, LIENS, CAUSES OF ACTION, SUITS, DEMANDS, JUDGMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION, REMOVAL AND REMEDIATION AND GOVERNMENTAL OVERSIGHT COSTS) ENVIRONMENTAL OR OTHERWISE (COLLECTIVELY, “LIABILITIES”) ARISING OUT OF OR RELATED TO (IN WHOLE OR IN PART) ANY CLAIM THAT BY VIRTUE OF THE USE OF THE TRACK CONTEMPLATED IN THIS LEASE, UNDER CERCLA OR OTHER ENVIRONMENTAL LAWS, RAILROAD IS (I) AN “OWNER”, “OPERATOR”, “ARRANGER” OR “TRANSPORTER” OF THE TRACK, OR (II) OTHER THAN A COMMON CARRIER WITH RESPECT TO THE TRACK, REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE.

(ii)           IF ANY EMPLOYEE OF INDUSTRY OR INDUSTRY’S OFFICERS, AGENTS, INVITEES, LICENSEES, EMPLOYEES, OR CONTRACTORS, OR ANY PARTY DIRECTLY OR INDIRECTLY EMPLOYED BY ANY OF THEM, OR ANY PARTY THEY CONTROL OR EXERCISE CONTROL OVER (COLLECTIVELY, “INDUSTRY PARTIES”) CLAIMS HE OR SHE IS AN EMPLOYEE OF ANY INDEMNITEE, INDUSTRY SHALL INDEMNIFY AND HOLD THE INDEMNITEES HARMLESS FROM AND AGAINST ANY LIABILITIES ARISING OUT OF OR RELATED TO (IN WHOLE OR IN PART) ANY SUCH CLAIM INCLUDING, BUT NOT LIMITED TO, CLAIMS RELATED TO PROCEEDINGS UNDER OR RELATED TO THE FEDERAL EMPLOYERS’ LlABILlTY ACT, THE SAFETY APPLIANCE ACT, THE BOILER INSPECTION ACT, THE OCCUPATIONAL SAFETY AND HEALTH ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY SIMILAR STATE OR FEDERAL STATUTE AND REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE RELATED TO SUCH CAUSES OF ACTION.

(b)           Upon written notice from Railroad, Industry agrees to assume the defense of any lawsuit or other proceeding brought against any Indemnitee by any entity, relating to any matter covered by this Lease for which Industry has an obligation to assume liability for and/or save and hold harmless any Indemnitee.  Industry shall pay all costs incident to such defense, including, but not limited to, attorneys’ fees, investigators’ fees, litigation and appeal expenses, settlement payments, and amounts paid in satisfaction of judgments.

PERSONAL PROPERTY WAIVER

11.           ALL PERSONAL PROPERTY, INCLUDING, BUT NOT LIMITED TO, FIXTURES, EQUIPMENT, OR RELATED MATERIALS UPON THE PREMISES WILL BE AT THE RISK OF INDUSTRY ONLY, AND NO INDEMNITEE WILL BE LIABLE FOR ANY DAMAGE THERETO OR THEFT THEREOF, WHETHER OR NOT DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OF ANY INDEMNITEE.

INSURANCE

12.           (a)           The provisions of this Section 12 shall apply to Industry throughout the term of this Lease; provided, however, the provisions of Exhibit “C”, attached hereto and incorporated herein by this reference, shall also apply to Industry during: (i) all periods of Major Construction, to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.  Throughout the term of this Lease, Industry shall, at its sole cost and expense, procure and maintain the following insurance coverage:

A.            Commercial General Liability Insurance. This insurance shall contain broad form contractual liability with a combined single limit of a minimum of $1,000,000 each occurrence and an aggregate limit of at least $2,000,000. Coverage must be purchased on a post 1998 ISO occurrence or equivalent and include coverage for, but not limited to, Bodily Injury and Property Damage, and Products and completed operations. The definition of insured contract shall be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.

B.            Workers Compensation and Employers Liability insurance including coverage for, but not limited to:

•      Industry’s statutory liability under the worker’s compensation Laws of the state(s) in which the work is to be performed. If optional under State Law, the insurance must cover all employees anyway.

•      Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,000 by disease policy limit, $500,000 by disease each employee.

(b)           In addition to the foregoing, the following other requirements shall apply to this Section 12:

Any insurance policy shall be written by a reputable insurance company with a current Best’s Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provided. If any portion of the operation is to be subcontracted by Industry, Industry shall require that the subcontractor provide and maintain insurance coverage as set forth herein.

Prior to commencing operations governed by this Lease, Industry shall furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) shall contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation or non-renewal with such provision indicated on the certificate of insurance. In the event of a claim or lawsuit involving Railroad arising out of this agreement, Industry will make available any required policy covering such claim or lawsuit.

Failure to provide evidence as required by this Section 12 shall entitle, but not require, Railroad to terminate this Lease immediately. Acceptance of a certificate that does not comply with this Section 12 shall not operate as a waiver of Industry’s obligations hereunder. The fact that insurance (including, without limitation, self-insurance) is obtained by Industry shall not be deemed to release or diminish the liability of Industry including, without limitation, liability under the indemnity provisions of this Lease. Damages recoverable by Railroad shall not be limited by the amount of the required insurance coverage.

(c)           For purposes of this Section 12, Railroad shall mean “Otter Tail Valley Railroad Company, Inc”, “RailAmerica, Inc”, and the subsidiaries, successors, assigns, and affiliates of each.

ENVIRONMENTAL

13.           (a)           “Environmental Law(s)” shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health, safely, any Hazardous Material (as hereinafter defined), or the environment (including but not limited to ground, air, water, or noise pollution or contamination, and underground or above-ground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, 49 U.S.C §1801 et seq.; the Federal Water Pollution Control Act, 33 J.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 to 136y; the Oil Pollution Act, 33 U.S.C. 2701 et seq.; and the Occupational Safety and Health Act, 29 U.S.C 651 et seq.; all as have been amended from time to time, and any other federal, state, or local environmental requirements, together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

(b)           “Hazardous Material(s)” shall include but shall not be limited to any substance, material, or waste that is regulated by any Environmental Law or otherwise regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos-containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead-based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as “hazardous chemicals”, “hazardous  substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in any Environmental Law.

(c)           Industry shall strictly comply with all Environmental Laws.   Industry shall not maintain any treatment, storage, transfer or disposal facility, or underground storage tank, as defined by Environmental Laws, on the Premises. Industry shall not release or suffer the release of oil or Hazardous Materials, as defined by Environmental Laws, on or about the Premises.

(d)           Except as authorized in advance in writing by OTVR, Hazardous Materials are not permitted on the Premises. Any Hazardous Materials so permitted by Railroad shall be placed, generated, used, received, maintained, treated, stored and disposed of by Industry in a manner consistent with good engineering practice and in strict accordance with all Environmental Laws. Use or storage on the Premises of any Hazardous Materials that are not previously authorized by OTVR in writing in advance of such use or storage is a breach of this Lease.

(e)           Industry shall give OTVR immediate notice to OTVR’s General Manager at (218) 205-7431 of any release of Hazardous Materials on or from the Premises and to OTVR’s General Manager at (218) 205-7431 for any violation of Environmental Laws, or inspection or inquiry by governmental authorities charged with enforcing Environmental Laws with respect to Industry’s use of the Premises. Industry shall use its best efforts to promptly respond to any release on or from the Premises. Industry also shall give OTVR’s General Manager immediate notice of all measures undertaken on behalf of Industry to investigate, remediate, respond to or otherwise cure such release or violation and shall provide to OTVR’s General Manager copies of all reports and/or data regarding any investigations or remediations of the Premises. In the event that OTVR has notice from Industry or otherwise of a release or violation of Environmental Laws on the Premises which occurred or may occur during the term of this Lease, OTVR may require Industry, at Industry’s sole risk and expense, to take timely measures to investigate, remediate, respond to or otherwise cure such release or violation affecting the Premises, Railroad’s adjoining property or Railroad’s right-of-way.

(f)            Industry shall promptly report to OTVR in writing any conditions or activities upon the Premises which create a risk of harm to persons, property or the environment and shall take whatever action is necessary to prevent injury to persons or property arising out of such conditions or activities; provided, however, that Industry’s reporting to OTVR shall not relieve Industry of any obligation whatsoever imposed on it by this Lease. Industry shall promptly respond to OTVR’s request for information regarding said conditions or activities.

(g)           Railroad and their respective agents and representatives shall have a right of entry and access to the Premises: (i) at any time an actual or suspected emergency exists and (ii) at any reasonable time, upon prior written notice, and, at Industry’s election, with a representative of Industry present, for the purposes of (a) inspecting the documentation relating to Hazardous Materials or environmental matters maintained by Industry or any occupant of the Premises and (b) ascertaining whether Industry is in compliance with its obligations under this Section 13.

(h)           Prior to the termination of this Lease, Railroad may, at Railroad’s option, require Industry to conduct an environmental audit of the Premises through an environmental consulting engineer acceptable to Railroad, at Industry’s sole cost and expense, to determine if any noncompliance or environmental damage to the Premises has occurred during Industry’s occupancy [ILLEGIBLE]. The audit shall be conducted to Railroad’s satisfaction and a copy of the audit report shall promptly be provided to Railroad for its review. Industry shall pay all expenses for any remedial action that may be required as a result of said audit to correct any noncompliance or environmental damage, and all necessary work shall be performed by Industry prior to the termination of this Lease.

ALTERATIONS

14.           Industry may not make any alterations of the Premises or permanently affix anything to the Premises or any buildings or other structures adjacent to the Premises without Railroad’s prior written consent.

NO WARRANTIES

15.           RAILROAD’S DUTIES AND WARRANTIES ARE LIMITED TO THOSE EXPRESSLY STATED IN THIS LEASE AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR IMPLIED WARRANTIES, NOW OR IN THE FUTURE. NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY RAILROAD OTHER THAN THOSE CONTAINED IN THIS LEASE. INDUSTRY HEREBY WAIVES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES WHICH MAY EXIST BY OPERATION OF LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

QUIET ENJOYMENT

16.           RAILROAD DOES NOT WARRANT ITS TITLE TO THE PREMISES NOR UNDERTAKE TO DEFEND INDUSTRY IN THE PEACEABLE POSSESSION OR USE THEREOF. NO COVENANT OF QUIET ENJOYMENT IS MADE.

DEFAULT

17.           (a)           If Industry creates or maintains any condition, including without limitation, any environmental condition, on or about the Premises, which in OTVR’s sole judgment interferes with or endangers the operations of OTVR, or in case of any assignment or transfer of this Lease by operation of law, Railroad may, at its option, terminate this Lease by serving five (5) days’ notice in writing upon Industry.

(b)           Except as otherwise set forth in subparagraph (a) above, if Industry defaults on any of the covenants or agreements of Industry contained in this Lease, for a period of thirty (30) days following written notice of such default by Railroad, Railroad may, [ILLEGIBLE] its option, terminate this Lease on five (5) days’ notice in writing to Industry.

(c)           Any waiver by Railroad of any default or defaults shall not constitute a waiver of the right to terminate this Lease for any subsequent default or defaults, nor shall any such waiver in any way affect Railroad’s ability to enforce any section of this Lease. The remedy set forth in this Section 17 shall be in addition to, and not in limitation of, any other remedies that Railroad may have at law or in equity.

LIENS

18.           Industry shall promptly pay and discharge any and all liens arising out of any Construction, Routine Activities or any other activities done, suffered or permitted to be done by Industry on the Premises. Railroad is hereby authorized to post any notices or take any other action upon or with respect to the Premises that is or may be permitted by Law to prevent the attachment of any such liens to the Premises; provided, however, that failure of Railroad to take any such action shall not relieve Industry of any obligation or liability under this Section 18 or any other section of this Lease.

TERMINATION

19.           If Industry fails to surrender the Premises to Railroad upon any termination of this Lease, all liabilities and obligations of Industry hereunder shall continue in effect until the Premises are surrendered. The termination of this Lease shall not release Industry from any liability or obligation, whether of indemnity or otherwise, resulting from any events happening prior to the date of such termination.

ASSIGNMENT/ SUBLETTING

20.           Neither Industry, nor the heirs, legal representatives, successors or assigns of Industry, nor any subsequent assignee, shall sublease the Premises nor assign or transfer this Lease or any interest herein, without the prior written consent and approval of Railroad, which may be withheld in Railroad’s sole discretion.

NOTICES

21.           Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given if (i) placed in the United States mail, certified, return receipt requested, or (ii) deposited into the custody of a nationally recognized overnight delivery service, addressed to the party to be notified at the address for such party specified below, or to such other address as the party to be notified may designate by giving the other party no less than thirty (30) days’ advance written notice of such change in address.

If to Railroad:	Otter Tail Valley Railroad Company, Inc. 200 North Mill Street Fergus Falls, MN 56537 Attn: General Manager

with a copy to:	BNSF Railway Company Corporate Real Estate Development 2600 Lou Menk Drive Fort Worth, Texas 76131 Attn: Track Agreements

If to Industry:	Otter Tail Ag Enterprises 24096 170th Avenue Fergus Falls, MN 56537

SURVIVAL

22.           Neither termination nor expiration of this Lease will release either party from any liability or obligation under this Lease, whether of indemnity or otherwise, resulting from any acts, omissions or events happening prior to the date of termination or expiration of this Lease, or, if later, the date when the Premises are restored in accordance with the applicable provisions of the Track Agreement.

RECORDATION

23.           It is understood and agreed that this Lease shall not be placed on public record.

APPLICABLE LAW

24.           All questions concerning the interpretation or application of provisions of this Lease shall be decided according to the Laws of the State of Texas.

SEVERABILITY

25.           To the maximum extent possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Lease shall be prohibited by, or held to be invalid under, applicable Law, such provision shall be ineffective solely to the extent of such prohibition or invalidity, and this shall not invalidate the remainder of such provision or any other provision of this Lease.

INTEGRATION

26.           This Lease, together with the Track Agreement, is the full and complete agreement between Railroad and Industry with respect to all matters relating to lease of the Premises and the construction, maintenance and operation of the Track located thereon, and supersedes any and all other agreements between the parties hereto relating to lease of the Premises. However, nothing herein is intended to terminate any surviving obligation of Industry or Industry’s obligation to defend and hold Railroad harmless in any prior written agreement between the parties, including, but not limited to, the Track Agreement.

MISCELLANEOUS

27.           In the event that the Industry consists of two of more parties, all covenants and agreements of Industry herein contained shall be the joint and several covenants and agreements of such parties.

28.           The waiver by Railroad of the breach of any provision herein by Industry shall in no way impair the right of Railroad to enforce that provision for any subsequent breach thereof. All remedies provided hereunder are cumulative and are in addition to all other remedies available at law or in equity.

IN WITNESS WHEREOF, this Lease has been duly executed, in duplicate, by the parties hereto as of the Effective Date.

OTTER TAIL VALLEY RAILROAD COMPANY, INC., a Minnesota corporation

By:	/s/ Elizabeth A. Brown
Name:	Elizabeth A. Brown
Title:	Director

BNSF RAILWAY COMPANY, a Delaware corporation

By:	/s/ Stephen M. Kuzma
Name:	Stephen M. Kuzma
Title:	Manager - Land Revenue Management

OTTER TAIL AG ENTERPRISES
24096 170th Avenue
Fergus Falls, MN 56537

By:	/s/ KELLY LONGTIN
Name:	KELLY LONGTIN
Title:	CEO

EXHIBIT “A”

Description of Premises

[to be attached]

EXHIBIT “B”

Indemnification Provisions Applicable During Maior Construction

In addition to the provisions of Section 10 above, the provisions of this Exhibit “B” shall apply to Industry during: (i) all periods of Major Construction, to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.

1.             TO THE FULLEST EXTENT PERMITTED BY LAW, INDUSTRY SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS RAILROAD AND RAILROAD’S AFFILIATED COMPANIES, PARTNERS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) FOR, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, FINES, PENALTIES, COSTS, DAMAGES, LOSSES, LIENS, CAUSES OF ACTION, SUITS, DEMANDS, JUDGMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION, REMOVAL AND REMEDIATION AND GOVERNMENTAL OVERSIGHT COSTS) ENVIRONMENTAL OR OTHERWISE (COLLECTIVELY, “LIABILITIES”) OF ANY NATURE, KIND OR DESCRIPTION OF ANY PERSON OR ENTITY D1RECTLY OR INDIRECTLY ARISING OUT OF, RESULTING FROM OR RELATED TO (IN WHOLE OR IN PART):

(a)          THIS LEASE, INCLUDING, WITHOUT LIMITATION, ITS ENVIRONMENTAL PROVISIONS,

(b)          ANY RIGHTS OR INTERESTS GRANTED PURSUANT TO THIS LEASE,

(c)          INDUSTRY’S OCCUPATION AND USE OF THE PREMISES,

(d)          THE ENVIRONMENTAL CONDITION AND STATUS OF THE PREMISES CAUSED BY, AGGRAVATED BY, OR CONTRIBUTED IN WHOLE OR IN PART, BY INDUSTRY, OR

(e)          ANY ACT OR OMISSION OF INDUSTRY OR INDUSTRY’S OFFICERS, AGENTS, INVITEES, LICENSEES, EMPLOYEES, OR CONTRACTORS, OR ANY PARTY DIRECTLY OR INDIRECTLY EMPLOYED BY ANY OF THEM, OR ANY PARTY THEY CONTROL OR EXERCISE CONTROL OVER (COLLECTIVELY, “INDUSTRY PARTIES”),

EVEN IF SUCH LIABILITIES ARISE FROM OR ARE ATTRIBUTED TO, IN WHOLE OR IN PART, ANY NEGLIGENCE OF ANY INDEMNITEE. THE ONLY LIABILITIES WITH RESPECT TO WHICH INDUSTRY’S OBLIGATION TO INDEMNIFY THE INDEMNITEES DOES NOT APPLY ARE LIABILITIES TO THE EXTENT PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE.

2.             FURTHER, NOTWITHSTANDING THE LIMITATION IN SECTION 1, INDUSTRY SHALL NOW AND
FOREVER WAIVE ANY AND ALL CLAIMS, REGARDLESS WHETHER BASED ON STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, THAT RAILROAD IS AN “OWNER”, “OPERATOR”, “ARRANGER”, OR “TRANSPORTER” OF THE PREMISES FOR PURPOSES OF CERCLA OR OTHER ENVIRONMENTAL LAWS. INDUSTRY WILL INDEMNIFY, DEFEND AND HOLD THE INDEMNITEES HARMLESS FROM ANY AND ALL SUCH CLAIMS REGARDLESS OF THE NEGLIGENCE OF THE INDEMNITEES. INDUSTRY FURTHER AGREES THAT THE USE OF THE PREMISES AS CONTEMPLATED BY THIS LEASE SHALL NOT IN ANY WAY SUBJECT RAILROAD TO CLAIMS THAT RAILROAD IS OTHER THAN A COMMON CARRIER FOR PURPOSES OF ENVIRONMENTAL LAWS AND EXPRESSLY AGREES TO INDEMNIFY, DEFEND, AND HOLD THE INDEMNITEES HARMLESS FOR ANY AND ALL SUCH CLAIMS. IN NO EVENT SHALL RAILROAD BE RESPONSIBLE FOR THE ENVIRONMENTAL CONDITION OF THE PREMISES.

3.             INDUSTRY FURTHER AGREES, AND SHALL CAUSE ITS CONTRACTOR TO AGREE, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY INDEMNITEE, TO INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST AND ASSUME THE DEFENSE OF ANY LIABILITIES ASSERTED AGAINST OR SUFFERED BY ANY INDEMNITEE UNDER OR RELATED TO THE FEDERAL EMPLOYERS’ LIABILITY ACT (“FELA”) WHENEVER EMPLOYEES OF INDUSTRY OR ANY OF ITS AGENTS, INVITEES, OR CONTRACTORS CLAIM OR ALLEGE THAT THEY ARE EMPLOYEES OF ANY INDEMNITEE OR OTHERWISE. THIS INDEMNITY SHALL ALSO EXTEND, ON THE SAME BASIS, TO FELA CLAIMS BASED ON ACTUAL OR ALLEGED VIOLATIONS OF ANY FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS, INCLUDING BUT NOT LIMITED TO THE SAFETY APPLIANCE ACT, THE BOILER INSPECTION ACT, THE OCCUPATIONAL SAFETY AND HEALTH ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY SIMILAR STATE OR FEDERAL STATUTE.

EXHIBIT “C”

Insurance Provisions Applicable During Major Construction

In addition to the provisions of Section 12 above, the provisions of this Exhibit “C” shall apply to Industry during: (i) all periods of Major Construction, to the extent Industry self-performs all or any portion of such Major Construction, and (ii) all periods during which Industry’s contractor(s) are on the Premises and Industry has failed to cause its contractor(s) to timely enter into and fully comply with Railroad’s Right of Entry Agreement.

1.             Industry must, at its sole cost and expense, procure and maintain the following insurance coverages:

A.            Commercial General Liability Insurance. This insurance must contain broad form contractual liability with a combined single limit of a minimum of $5,000,000 each occurrence and an aggregate limit of at least $10,000,000. Coverage must be purchased on a post 1998 ISO occurrence form or equivalent and include coverage for, but not limited to, the following:

•      Bodily Injury and Property Damage

•      Personal Injury and Advertising Injury

•      Fire legal liability

•      Products and completed operations

This policy must also contain the following endorsements, which must be indicated on the certificate of insurance:

•      The employee and workers compensation related exclusions in the above policy shall not apply with respect to claims related to railroad employees.

•      The definition of insured contract must be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.

•      Any exclusions related to the explosion, collapse and underground hazards must be removed.

No other endorsements limiting coverage may be included on the policy with regard to the work being performed under this Lease or otherwise with respect to any obligations under this Lease.

B.            Business Automobile Insurance. This insurance must contain a combined single limit of at least $1,000,000 per occurrence, and include coverage for, but not limited to, the following:

•      Bodily injury and property damage

•      Any and all vehicles owned, used or hired

C.            Workers Compensation and Employers Liability insurance including coverage for, but not limited to:

•      Industry’s statutory liability under the worker’s compensation laws of the state(s) in which the work is to be performed. If optional under State law, the insurance must cover all employees anyway.

•      Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,000 by disease policy limit, $500,000 by disease each employee.

D.            Railroad Protective Liability insurance naming only the Railroad as the Insured with coverage of at least $5,000,000 per occurrence and $10,000,000 in the aggregate. The policy must be issued on a standard ISO form CG 00 35 10 93 and include the following:

•      Endorsed to include the Pollution Exclusion Amendment (ISO form CG 28 31 10 93)

•      Endorsed to include the Limited Seepage and Pollution Endorsement

•      Endorsed to include Evacuation Expense Coverage Endorsement

•      No other endorsements restricting coverage may be added

•      The original policy must be provided to the Railroad prior to performing any work or services under this Lease

2.             In addition to the foregoing, the following other requirements shall apply to this Exhibit “C”:

Where allowable by law, all policies (applying to coverage listed above) must not contain an exclusion for punitive damages and certificates of insurance must reflect that no exclusion exists.

Industry agrees to waive its right of recovery against Railroad for all claims and suits against Railroad. In addition, its insurers, through the terms of the policy or policy endorsement, waive their right of subrogation against Railroad for all claims and suits. The certificate of insurance must reflect the waiver of subrogation endorsement. Industry further waives its right of recovery, and its insurers also waive their right of subrogation against Railroad, for loss of its owned or leased property or property under its care, custody or control.

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Industry’s insurance policies, through policy endorsement, must include wording which states that the policy will be primary and non-contributing with respect to any insurance carried by Railroad. The certificate of insurance must reflect that the above wording is included in evidenced policies.

All policy(ies) required above (excluding Workers Compensation and if applicable, Railroad Protective) must include a severability of interest endorsement and must name Railroad and Staubach Global Services - RR, Inc. as additional insureds with respect to work performed under this Lease. Severability of interest and naming Railroad and Staubach Global Services - RR, Inc. as additional insureds must be indicated on the certificate of insurance.

Industry is not allowed to self-insure without the prior written consent of Railroad. If granted by Railroad, any deductible, self-insured retention or other financial responsibility for claims must be covered directly by Industry in lieu of insurance. Any and all Railroad’s liabilities that would otherwise, in accordance with the provisions of this Lease, be covered by Industry’s insurance will be covered as if Industry elected not to include a deductible, self-insured retention or other financial responsibility for claims.

Prior to commencing work, Industry must furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) must contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation, non-renewal, substitution or material alteration. This cancellation provision must be indicated on the certificate of insurance. In the event of a claim or lawsuit involving Railroad arising out of this Lease, Industry will make available any required policy covering such claim or lawsuit.

Any insurance policy must be written by a reputable insurance company acceptable to Railroad or with a current Best’s Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provided.

Industry represents that this Lease has been thoroughly reviewed by Industry’s insurance agent(s)/broker(s), who have been instructed by Industry to procure the insurance coverage required by this Lease. Allocated Loss Expense must be in addition to all policy limits for coverages referenced above.

Not more frequently than once every five years, Railroad may reasonably modify the required insurance coverage to reflect then-current risk management practices in the railroad industry and underwriting practices in the insurance industry.

If any portion of the operation is to be subcontracted by Industry, Industry must require that the subcontractor provide and maintain the insurance coverages set forth herein, naming Railroad as an additional insured, and requiring that the subcontractor release, defend and indemnify Railroad to the same extent and under the same terms and conditions as Industry is required to release, defend and indemnify Railroad herein.

Failure to provide evidence as required by this Exhibit “C” will entitle, but not require, Railroad to terminate this Lease immediately. Acceptance of a certificate that does not comply with this Exhibit “C” will not operate as a waiver of Industry’s obligations hereunder.

The fact that insurance (including, without limitation, self-insurance) is obtained by Industry will not be deemed to release or diminish the liability of Industry including, without limitation, liability under the indemnity provisions of this Lease. Damages recoverable by Railroad will not be limited by the amount of the required insurance coverage.

3.             For purposes of this Exhibit “C”, “Railroad” means “Burlington Northern Santa Fe Corporation”, “BNSF RAILWAY COMPANY” and the subsidiaries, successors, assigns, and affiliates of each.

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EXHIBIT “D”

CONTRACTOR’S

RIGHT OF ENTRY AGREEMENT

FOR CONSTRUCTION PROJECTS ON OR ADJACENT TO PROPERTY OF

OTTER TAIL VALLEY RAILROAD COMPANY

This Right of Entry Agreement (“Agreement”) is entered into effective as of                 200  , by and between                                                         (“Contractor”)                            corporation, and OTTER TAIL VALLEY RAILROAD COMPANY (“Railway”), a Minnesota corporation.

WHEREAS, Railway operates a freight transportation system by rail with operations throughout the United States; and

WHEREAS,             [insert Industry’s name here] desires Contractor to perform certain construction services adjacent to and upon Railway’s right of way and/or property, and Contractor is willing to perform such services.

NOW, THEREFORE, in consideration of Railway entering this Agreement with Contractor and granting Contractor permission to enter upon the Premises (defined herein), Contractor agrees with Railway as follows:

SECTION 1. SCOPE OF SERVICES

Contractor  [and/or Industry] will perform the following services, hereinafter described as “Work”:                                                                                                                                                                                          .

Performance of the Work will necessarily require Contractor to enter Railway’s right of way and property (“Premises”). Contractor agrees that no work will be commenced on the Premises until (i) this Agreement is executed by both Contractor and Railway; and (ii) Contractor provides the Railway with the insurance contemplated herein. Contractor further agrees that if this Agreement is not executed by the owner, general partner, president or vice-president of Contractor, Contractor will furnish Railway with evidence certifying that the signatory is empowered to execute this Agreement.

SECTION 2. PAYMENT OF FEES

Industry will be responsible for paying Contractor for the Work performed under this Agreement.

SECTION 3. RELEASE OF LIABILITY AND INDEMNITY

Contractor hereby waives, releases, indemnifies, defends and holds harmless Railway for, from and against all judgments, awards, claims, demands, and expenses (including attorney’s fees), for injury or death to all persons, including Railway’s and Contractor’s officers and employees, and for loss and damage to property belonging to any person, arising in any manner from Contractor’s or any of Contractor’s subcontractors’ acts or omissions or any work performed on or about Railway’s property or right of way. THE LIABILITY ASSUMED BY CONTRACTOR WILL NOT BE AFFECTED BY THE FACT, IF IT IS A FACT, THAT THE DESTRUCTION, DAMAGE, DEATH, OR INJURY WAS OCCASIONED BY OR CONTRIBUTED TO BY THE NEGLIGENCE OF RAILWAY, ITS AGENTS, SERVANTS, EMPLOYEES OR OTHERWISE, EXCEPT TO THE EXTENT THAT SUCH CLAIMS ARE PROXIMATELY CAUSED BY THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF RAILWAY.

THE INDEMNIFICATION OBLIGATION ASSUMED BY CONTRACTOR INCLUDES ANY CLAIMS, SUITS OR JUDGMENTS BROUGHT AGAINST RAILWAY UNDER THE FEDERAL EMPLOYEE’S LIABILITY ACT INCLUDING CLAIMS FOR STRICT LIABILITY UNDER THE SAFETY APPLIANCE ACT OR THE BOILER INSPECTION ACT, WHENEVER SO CLAIMED.

Contractor further agrees, at its expense, in the name and on behalf of Railway, that it will adjust and settle all claims made against Railway, and will, at Railway’s discretion, appear and defend any suits or actions of law or in equity brought against Railway on any claim or cause of action arising or growing out of or in any manner connected with any liability assumed by Contractor under this Agreement for which Railway is liable or is alleged to be liable. Railway will give notice to Contractor, in writing, of the receipt or pendency of such claims and thereupon Contractor must proceed to adjust and handle to a conclusion such claims, and in the event of a brought against Railway, Railway may forward summons and complaint or other process in connection therewith to Contractor, and Contractor, at Railway’s discretion, must defend, adjust, or settle such suits and protect, indemnify, and save harmless Railway from and against all damages, judgments, decrees, attorney’s fees, costs, and expenses growing out of or resulting from or incident to any such claims or suits.

It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Agreement will survive any termination of this Agreement.

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SECTION 4. INSURANCE

Contractor must, at its sole cost and expense, procure and maintain during the life of this Agreement the following insurance Coverages:

(a)           Commercial General Liability Insurance.  This insurance must contain broad form contractual liability with a combined single limit of a minimum of $5,000,000 each occurrence and an aggregate limit of at least $10,000,000. Coverage must be purchased on a post 1998 ISO occurrence form or equivalent and include coverage for, but not limited to, the following:

•      Bodily Injury and Property Damage

•      Personal Injury and Advertising Injury

•      Fire legal liability

•      Products and completed operations

This policy must also contain the following endorsements, which must be indicated on the certificate of insurance:

•      The employee and workers compensation related exclusions in the above policy shall not apply with respect to claims related to railroad employees.

•      Compensation, disability benefits, or unemployment compensation law or similar law.

•      The definition of insured contract must be amended to remove any exclusion or other limitation for any work being done within 50 feet of railroad property.

•      Any exclusions related to the explosion, collapse and underground hazards must be removed.

No other endorsements limiting coverage may be included on the policy with regard to the work being performed under this Agreement or otherwise with respect to any obligations under this Agreement.

(b)           Business Automobile Insurance.  This insurance must contain a combined single limit of at least $1,000,000 per occurrence, and include coverage for, but not limited to the following:

•      Bodily injury and property damage

•      Any and all vehicles owned, used or hired

(c)           Workers Compensation and Employers Liability insurance including coverage for, but not limited to:

•      Contractor’s statutory liability under the worker’s compensation laws of the state(s) in which the work is to be performed. If optional under State law, the insurance must cover all employees anyway.

•      Employers’ Liability (Part B) with limits of at least $500,000 each accident, $500,000 by disease policy limit, $500,000 by disease each employee.

(d)           Railroad Protective Liability insurance naming only the Railroad as the Insured with coverage of at least $5,000,000 per occurrence and $10,000,000 in the aggregate. The policy must be issued on a standard ISO form CG 00 35 10 93 and include the following:

•      Endorsed to include the Pollution Exclusion Amendment (ISO form CG 28 31 10 93)

•      Endorsed to include the Limited Seepage and Pollution Endorsement

•      Endorsed to include Evacuation Expense Coverage Endorsement

•      No other endorsements restricting coverage may be added

•      The original policy must be provided to the Railroad prior to performing any work or services under this Agreement

Other Requirements:

Where allowable by law, all policies (applying to coverage listed above) must not contain an exclusion for punitive damages and certificates of insurance must reflect that no exclusion exists.

Contractor agrees to waive its right of recovery against Railroad for all claims and suits against Railroad. In addition, its insurers, through the terms of the policy or policy endorsement, waive their right of subrogation against Railroad for all claims and suits. The certificate of insurance must reflect the waiver of subrogation endorsement. Contractor further waives its right of recovery, and its insurers also waive their right of subrogation against Railroad, for loss of its owned or leased property or property under its care, custody or control.

Contractor’s insurance policies, through policy endorsement, must include wording which states that the policy will be primary and non-contributing with respect to any insurance carried by Railroad. The certificate of insurance must reflect that the above wording is included in evidenced policies.

All policy(ies) required above (excluding Workers Compensation and if applicable, Railroad Protective) must include a severability of interest endorsement and must name Railroad and Staubach Global Services – RR, Inc. as additional insureds with respect to work performed under this agreement. Severability of interest and naming Railroad and Staubach Global Services – RR, Inc. as additional insureds must be indicated on the certificate of insurance.

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Contractor is not allowed to self-insure without the prior written consent of Railroad. If granted by Railroad, any deductible, self-insured retention or other financial responsibility for claims must be covered directly by Contractor in lieu of insurance. Any and all Railroad liabilities that would otherwise, in accordance with the provisions of this Agreement, be covered by Contractor’s insurance will be covered as if Contractor elected not to include a deductible, self-insured retention or other financial responsibility for claims.

Prior to commencing the Work, Contractor must furnish to Railroad an acceptable certificate(s) of insurance including an original signature of the authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. The policy(ies) must contain a provision that obligates the insurance company(ies) issuing such policy(ies) to notify Railroad in writing at least 30 days prior to any cancellation, non-renewal, substitution or material alteration. This cancellation provision must be indicated on the certificate of insurance. In the event of a claim or lawsuit involving Railroad arising out of this Lease, Industry will make available any required policy covering such claim or lawsuit.

Any insurance policy must be written by a reputable insurance company acceptable to Railroad or with a current Best’s Guide Rating of A- and Class VII or better, and authorized to do business in the state(s) in which the service is to be provided.

Contractor represents that this Agreement has been thoroughly reviewed by Contractor’s insurance agent(s)/broker(s), who have been instructed by Contractor to procure the insurance coverage required by this Agreement. Allocated Loss Expense must be in addition to all policy limits for coverages referenced above.

Not more frequently than once every five years, Railroad may reasonably modify the required insurance coverage to reflect then-current risk management practices in the railroad industry and underwriting practices in the insurance industry.

If any portion of the operation is to be subcontracted by Contractor, Contractor must require that the subcontractor provide and maintain the insurance coverages set forth herein, naming Railroad as an additional insured, and requiring that the subcontractor release, defend and indemnify Railroad to the same extent and under the same terms and conditions as Contractor is required to release, defend and indemnify Railroad herein.

Failure to provide evidence as required by this section will entitle, but not require, Railroad to terminate this Agreement immediately. Acceptance of a certificate that does not comply with this section will not operate as a waiver of Contractor’s obligations hereunder.

The fact that insurance (including, without limitation, self-insurance) is obtained by Contractor will not be deemed to release or diminish the liability of Contractor including, without limitation, liability under the indemnity provisions of this Agreement. damages recoverable by Railroad will not be limited by the amount of the required insurance coverage.

For purposes of this section, “Railroad” means “Burlington Northern Santa Fe Corporation”, “BNSF RAILWAY COMPANY” and the subsidiaries, successors, assigns and affiliates of each.

SECTION 5. CONTRACTOR REQUIREMENTS

(a) While on or about the Premises, Contractor must fully comply with Railway’s “Contractor Requirements”, including (but not limited to) clearance requirements and personal protective equipment requirements. Contractor will be responsible for fully informing itself as to Railway “Contractor Requirements”.

(b) Prior to entering the Premises, each person providing labor, material, supervision, or services connected with the Work to be performed on or about the Premises must complete the safety training program (hereinafter called, “Railway Contractor Safety Orientation”) at the following internet website: “contractororientation.com”. Contractor must ensure that each of its employees, subcontractors, agents or invitees completes the Railway Contractor Safety Orientation before any Work is performed under this Agreement. Additionally, Contractor must ensure that each and every employee of Contractor, its subcontractors, agents or invitees possesses a card certifying completion of the Railway Contractor Safety Orientation prior to entering the Premises. Contractor must renew the Railway Contractor Safety Orientation annually.

(c) Prior to entering the Premises, the Contractor must prepare and implement a safety action plan acceptable to Railway. Contractor must audit compliance with that plan during the course of Contractor’s work. A copy of the plan and audit results must be kept at the work site and will be available for inspection by Railway at all reasonable times.

(d) When not in use, Contractor’s machinery and materials must be kept at Least 50 feet from the centerline of Railway’s nearest track. Contractor must not cross Railway’s tracks except at existing open public crossings.

SECTION 6. PROTECTION OF RAILWAY FACILITIES AND RAILWAY FLAGGER SERVICES

(a) The Contractor must give Railway’s Roadmaster (telephone                 ) a minimum of thirty (30) working days advance notice when flagging services will be required so that the Roadmaster can make appropriate arrangements (i.e., bulletin the flagger’s position). If flagging services are scheduled in advance by Contractor and it is subsequently determined by the parties hereto that such services are no longer necessary, Contractor must give the Roadmaster five (5) working days advance notice so that appropriate arrangements can be made to abolish the position pursuant to union requirements.

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(b) Railway flagger and protective services and devices will be required and furnished when Contractor’s work activities are located over or under of and within twenty-five (25) feet measured horizontally from center line of the nearest track and when cranes or similar equipment positioned outside of 25-foot horizontally from track center line that could foul the track in the event of tip over or other catastrophic occurrence, but not limited thereto for the following conditions:

(1)           When in the opinion of the Railway’s representative, it is necessary to safeguard the Premises, employees, trains, engines and facilities.

(2)           When any excavation is performed below the bottom of tie elevation, if, in the opinion of Railway’s representative, track or other Railway facilities may be subject to movement or settlement.

(3)           When work in any way interferes with the safe operation of trains at timetable speeds.

(4)           When any hazard is presented to Railway track, communications, signal, electrical, or other facilities either due to persons, material, equipment or blasting in the vicinity.

(5)           Special permission must be obtained from the Railway before moving heavy or cumbersome objects or equipment which might result in making the track impassable.

(c)  Flagging services will be performed by qualified Railway flaggers. The estimated cost for one (1) flagger is $600.00 for an eight (8) hour basic day with time and one-half or double time for overtime, rest days and holidays. The estimated cost for each flagger includes vacation allowance, paid holidays, Railway and unemployment insurance, public liability and property damage insurance, health and welfare benefits, transportation, meals, lodging and supervision. Negotiations for Railway labor or collective bargaining agreements and rate changes authorized by appropriate Federal authorities may increase actual or estimated flagging rates. The flagging rate in effect at the time of performance by Contractor hereunder will be used to calculate the actual costs of flagging pursuant to this paragraph.

(1)           A flagging crew generally consists of one employee. However, additional personnel may be required to protect the Premises and operations, if deemed necessary by the Railway’s representative.

(2)           Each time a flagger is called, the minimum period for billing will be the eight (8) hour basic day.

(3)           The cost of flagger services provided by the Railway, when deemed necessary by the Railway’s representative, will be borne by the                   /Contractor.

SECTION 7. INDEPENDENT CONTRACTOR

Contractor is considered an independent contractor under this Agreement and neither Contractor nor any of its employees, subcontractors, agents or servants are considered employees of Railway in any respect. Contractor has the exclusive right and duty to control the work of its employees. All persons employed by Contractor or any of its subcontractors under this Agreement are the sole employees of Contractor or its subcontractors. Contractor will be given general directions and instructions regarding the Work to be performed under this Agreement; however, direct supervision of Contractor’s employees will be Contractor’s responsibility and obligation.

SECTION 8. TRAIN DELAYS

Work performed by Contractor must not cause any interference with the constant, continuous and uninterrupted use of the tracks, property and facilities of the Railway, its lessees, licensees or others, unless specifically permitted under this Agreement, or specifically authorized in advance by the Railway Representative. Additionally, Contractor must not, at any time, impair the safety of Railway operations or the operations of Railway’s lessees, licensees or other Railway invitees. Delays to freight or passenger trains affect BNSF’s ability to fully utilize its equipment and to meet customer service and contract obligations. Contractor will be responsible to Railway, including its subsidiaries, affiliated companies, partners, successors and assigns, for economic losses resulting from unscheduled delays to freight or passenger trains in accordance with the following:

(a) Train Delay Damages

(1)           Contractor will be billed for the economic losses arising from loss of use of equipment and train service employees, contractual incentive pay and bonuses and contractual penalties resulting from train delays, whether caused by Contractor, its subcontractors or by Railway performing Work associated with this project

(2)           The parties acknowledge that passenger, U.S. mail trains and certain other grain, intermodal, coal and freight trains operate under incentive/penalty contracts with the Railway. Under such arrangements, if Railway does not meet its contract service commitments, Railway may (i) suffer loss of performance or incentive pay, or (ii) be subject to a penalty payment. Contractor is responsible for any train performance and incentive penalties or other contractual economic losses actually incurred by Railway which are attributable to a train delay caused by Contractor, or its subcontractors.

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(3)           The contractual relationship between Railway and its passenger customers is proprietary and confidential. In the event of a train delay covered by this Agreement, Railway will share information relevant to any train delay to the maximum extent consistent with Railway confidentiality obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

(Contractor)	Otter Tail Valley Railroad Company, a Minnesota
corporation

By	By

(Title)	(Title)
Address

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